UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2012

Viasystems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15755	75-2668620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2012, Viasystems Technologies Corp., L.L.C. (“Technologies”), Viasystems Corporation, (“Viasystems Corp.”), Viasystems North America, Inc. (“DDi Corp.”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), DDi Global Corp. (“DDi Global”), DDi Sales Corp. (“DDi Sales”), DDi North Jackson Corp. (“DDi NJC”), DDi Milpitas Corp. (“DDi Milpitas”), Coretec Holdings Inc. (“Coretec Holdings”), DDi Cleveland Holdings Corp. (“DDi Cleveland Holdings”), DDi Denver Corp. (“DDi Denver”), Coretec Building Inc. (“Coretec Building”), DDi Cleveland Corp. (“DDi Cleveland”), and Trumauga Properties, Ltd. (“Trumauga” and together with Technologies, Viasystems Corp., DDi Corp., DDi Intermediate, DDi Capital, DDi Global, DDi Sales, DDi NJC, DDi Milpitas, Coretec Holdings, DDi Cleveland Holdings, DDi Denver, Coretec Building and DDi Cleveland, the “Borrowers”), Viasystems, Inc., Viasystems International, Inc. (“International”), Merix Asia, Inc. (“Asia” and together with Viasystems, Inc. and International, the “Guarantors”), entered into Amendment No. 7 to Loan and Security Agreement (“Amendment No. 7”) by and among the Borrowers, the Guarantors, the parties thereto from time to time as lenders (the “Lenders”) and Wells Fargo Capital Finance, LLC, as administrative agent for the Lenders (the “Agent”), in respect of the Loan and Security Agreement, dated as of February 16, 2010, by and among the borrowers named therein, the Guarantors, the Agent and the Lenders. The full text of Amendment No. 7 is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 7, by and among the Borrowers, the Guarantors, and the Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 2, 2013

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief Accounting Officer